Exhibit 99.5

RCHI GROUP

COMBINED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Rennova Community Health, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Rennova Community Health, Inc. (the Company) as of December 31, 2023 and 2022, and the related combined statements of operations, stockholder’s deficit, and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has working capital deficits, accumulated deficit balances, certain debt instruments in payment default, deficient cash and payments for its operations not being made in a timely manner. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

November 25, 2024

We have served as the Company’s auditor since 2024.

PCAOB # 0457

F-2

RCHI GROUP

COMBINED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$23,015	$65,432
Accounts receivable, net	2,940,383	3,061,041
Inventory	194,334	235,929
Prepaid expenses and other current assets	43,122	119,410
Total current assets	3,200,854	3,481,812
Property and equipment, net	216,759	1,275,419
Right-of-use asset	-	35,990
Deposits	54,559	55,505

Total assets	$3,472,172	$4,848,726

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$2,808,360	$2,187,485
Accrued expenses	7,184,008	7,257,755
Note payable	623,832	936,415
Right-of-use obligation	-	35,990
Loans from Parent	21,145,197	29,117,087
Total liabilities	31,761,397	39,534,732

Commitments and contingencies (Note 9)

Stockholder’s deficit:
Common stock, $0.01 par value, 100 shares authorized, 100 and 100 shares issued and outstanding, respectively	1	1
Additional paid-in-capital	99	99
Accumulated deficit	(28,289,325)	(34,686,106)
Total stockholder’s deficit	(28,289,225)	(34,686,006)
Total liabilities and stockholder’s deficit	$3,472,172	$4,848,726

The accompanying notes are an integral part of these combined financial statements.

F-3

RCHI GROUP

COMBINED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2023	2022

Net revenues	$18,545,770	$12,880,714

Operating expenses:
Direct costs of revenues	7,074,306	6,586,328
General and administrative expenses	5,454,408	4,196,296
Depreciation and amortization	128,835	170,187
Total operating expenses	12,657,549	10,952,811

Income before other income
(expense) and income taxes	5,888,221	1,927,903

Other income (expense):
Other income, net	605,713	425,917
Gain from forgiveness of debt	50,888	-
(Loss) gain from legal settlement	(9,467)	545,465
Interest expense	(138,574)	(194,577)
Total other income, net	508,560	776,805

Net income before income taxes	6,396,781	2,704,708

Provision for income taxes	-	-

Net income	$6,396,781	$2,704,708

The accompanying notes are an integral part of these combined financial statements.

F-4

RCHI GROUP

COMBINED STATEMENTS OF STOCKHOLDER’S DEFICIT

For the Years Ended December 31, 2023 and 2022

	Common Stock		Additional paid-in	Accumulated	Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance at December 31, 2021	100	$1	$99	$(37,390,814)	$(37,390,714)
Net income	-	-	-	2,704,708	2,704,708
Balance at December 31, 2022	100	1	99	(34,686,106)	(34,686,006)
Net income	-	-	-	6,396,781	6,396,781
Balance at December 31, 2023	100	$1	$99	$(28,289,325)	$(28,289,225)

The accompanying notes are an integral part of these combined financial statements.

F-5

RCHI GROUP

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$6,396,781	$2,704,708
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	128,835	170,187
Net gain (loss) from legal settlements	9,467	(545,465)
Gain on forgiveness of debt	(50,888)	-
Income from federal government provider relief funds	(285,572)	(863,450)
Changes in operating assets and liabilities:
Accounts receivable	120,658	(332,225)
Inventory	41,595	41,405
Prepaid expenses and other current assets	76,288	(105,601)
Security deposits	946	-
Change in right-of-use assets	35,990	64,120
Accounts payable	620,875	671,630
Accrued expenses	202,358	2,938,445
Change in right-of-use operating lease obligations	(35,990)	(64,120)
Net cash provided by operating activities	7,261,343	4,679,634

Cash flows from investing activities:
Capital expenditures	(102,327)	(33,580)
Net cash used in investing activities	(102,327)	(33,580)
Cash flows from financing activities:
Payments of loans from Parent	(6,939,738)	(4,390,219)
Payments on note payable	(261,695)	(512,592)
Proceeds from federal government provider relief funds	-	284,339
Net cash used in financing activities	(7,201,433)	(4,618,472)

Net change in cash	(42,417)	27,582

Cash at beginning of period	65,432	37,850

Cash at end of period	$23,015	$65,432

The accompanying notes are an integral part of these combined financial statements.

F-6

RCHI GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Note 1 – Basis of Presentation

Rennova Community Health, Inc. (“RCHI”), a Florida corporation, and Scott County Community Hospital, Inc. (“SCCH”), a Tennessee corporation, are referred to herein as the RCHI Group. The RCHI Group is owned by Rennova Health, Inc. (“RHI”) or when including RHI’s subsidiaries (“Parent”) . During the year ended December 31, 2023, RCHI acquired all the outstanding shares of SCCH. SCCH operates as Big South Fork Medical Center (“BSF”).

BSF is a critical access care hospital located in Oneida, Tennessee consisting of a 52,000-square foot hospital building and 6,300-square foot professional building on approximately 4.3 acres. BSF has 25 inpatient beds, a 24/7 emergency department and provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. The hospital became operational on August 8, 2017 and it became certified as a Critical Access Hospital (rural) hospital in December 2021, retroactive to June 30, 2021. As more fully discussed in Note 11, the hospital was leased from an affiliate of RHI in 2024.

Stock Exchange Agreement and Amended and Restated Stock Exchange Agreement with FOXO Technologies Inc.

On June 10, 2024, RHI and RCHI entered into the Stock Exchange Agreement (the “RCHI SEA”) with FOXO Technologies Inc. (“FOXO”), wherein RHI agreed to exchange all of its equity interest in RCHI for FOXO preferred stock. On September 10, 2024, RHI and RCHI entered into the Amended and Restated Stock Exchange Agreement with FOXO (the “Amendment”) under which RHI will exchange all of its equity interest in RCHI with FOXO for consideration of $100 and RCHI will issue a promissory note (the ‘Note”) to RHI in the amount of $22 million, subject to certain adjustments. The RCHI SEA, the Amendment and Note are more fully discussed in Note 11.

Basis of Presentation

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and require management to make certain judgments, estimates, and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also may affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters.

The financials statements include assets and liabilities of the RCHI Group. All significant intercompany transactions between RCHI and SCCH have been eliminated and intercompany transactions between the RCHI Group and Parent have been included within the caption “Loans to Parent” on the Balance Sheets and Cash Flow Statements and all external debt of RHI not directly attributable to the RCHI Group has been excluded from the Balance Sheets of the RCHI Group.

Comprehensive Income

During the years ended December 31, 2023 and 2022, comprehensive income was equal to the net income amounts presented in the Statements of Operations.

Note 2 – Going Concern

Under ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“Accounting Standards Codification (“ASC”) 205-40”), the RCHI Group has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the RCHI Group’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the combined financial statements, the RCHI Group had a working capital deficit and an accumulated deficit at December 31, 2023. Although the RCHI Group had net income from operations and positive cash flows from operating activities for the year ending December 31, 2023, certain of its debt instruments are in payment default, its cash is deficient and payments for its operations in the ordinary course are not being made in a timely manner. In 2023, some monies were used to repay parent-level obligations and while performance in 2023 was more robust than in 2022, much of the improved performance was due to one-time effects of collections from retroactive billing activity related to critical access designation at the hospital.

F-7

The RCHI Group in the past has secured a range of capital from government sources related to COVID-19. In particular, it received potentially forgivable loans and grants from the PPP Loan Program and the CAREs Act, respectively. The RCHI Group does not assume continued funding from such programs.

BSF received its Critical Asset Hospital designation in 2021 (retroactive to June 30, 2021). The RCHI Group experienced increased net revenues and collections in 2022 and 2023 that allowed it to: (i) resolve certain third-party debt disputes, (ii) resolve certain litigation claims, (iii) repay certain parent-level intercompany debt and (v) better manage vendors. However, certain overpayments by Medicare (and other payors) need to be refunded (either through recoupments or via agreed-upon payment plans).

On September 10, 2024, Rennova Health, Inc. sold the RCHI Group to FOXO Technologies Inc. for $100 and a $22 million note.

There can be no assurance that the RCHI Group will be able to achieve its business plan and/or raise any additional capital necessary to implement its plans. The ability of the RCHI Group to continue as a going concern is dependent upon its ability to raise adequate capital to fund its operations and repay its outstanding debt and other past due obligations, fully align its operating costs, increase its net revenues and collections, and regain consistently profitable operations. The RCHI Group’s combined financial statements are prepared assuming it can continue as a going concern, which contemplates continuity of operations through realization of assets, and the settling of liabilities in the normal course of business. Furthermore, the accompanying combined financial statements do not include any adjustments that might be necessary if the RCHI Group is unable to continue as a going concern

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas of estimation include contractual allowances, allowances for doubtful accounts, impairment of assets and rates for depreciation and amortization, accrued and contingent liabilities), among other items. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Cash and Cash Equivalents

The RCHI Group considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The RCHI Group recognizes revenue in accordance with Accounting Standard Codification (“ASC”), “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. Under the accounting guidance, revenues are presented net of estimated contractual allowances and estimated implicit price concessions. The RCHI Group also does not present “allowances for doubtful accounts” on its balance sheets.

The RCHI Group’s revenues relate to contracts with patients in which its performance obligations are to provide health care services to the patients. Revenues are recorded during the period its obligations to provide health care services are satisfied. Its performance obligations for inpatient services are generally satisfied over periods averaging approximately three days, and revenues are recognized based on charges incurred. Its performance obligations for outpatient services, including emergency room-related services, are generally satisfied over a period of less than one day. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services it provides to the related patients typically specify payments at amounts less than our standard charges. Medicare, because of the BSF’s designation as a Critical Access Hospital, generally pays for inpatient and outpatient services at rates related to the hospital’s costs. Services provided to patients having Medicaid coverage are generally paid at prospectively determined rates per discharge, per identified service or per covered member. Agreements with commercial insurance carriers, managed care and preferred provider organizations generally provide for payments based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals. The RCHI Group’s net revenues are based upon the estimated amounts it expects to be entitled to receive from patients and third-party payers. Estimates of contractual allowances under managed care and commercial insurance plans are based upon the payment terms specified in the related contractual agreements. Revenues related to uninsured patients and uninsured copayment and deductible amounts for patients who have health care coverage may have discounts applied (uninsured discounts and contractual discounts). The RCHI Group also records estimated implicit price concessions (based primarily on historical collection experience) related to uninsured accounts to record self-pay revenues at the estimated amounts ii expects to collect.

F-8

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. Estimated reimbursement amounts are adjusted in subsequent periods as cost reports are prepared and filed and as final settlements are determined (in relation to certain government programs, primarily Medicare, this is generally referred to as the “cost report” filing and settlement process). As of December 31, 2023 and 2022, $2.3 million and $2.1 million of Medicare cost report settlement reserves were recorded as liabilities on the Balance Sheets, respectively, as more fully discussed in Note 6.

The collection of outstanding receivables for Medicare, Medicaid, managed care payers, other third-party payers and patients is the RCHI Group’s primary source of operating cash and is critical to its operating performance. The primary collection risks relate to uninsured patient accounts, including patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. Implicit price concessions relate primarily to amounts due directly from patients. Estimated implicit price concessions are recorded for all uninsured accounts, regardless of the aging of those accounts. Accounts are written off when all reasonable internal and external collection efforts have been performed. The estimates for implicit price concessions are based upon management’s assessment of historical write offs and expected net collections, business and economic conditions, trends in federal, state and private employer health care coverage and other collection indicators. Management relies on the results of detailed reviews of historical write-offs and collections of the RCHI Group’s revenues and accounts receivable (the “hindsight analysis”) as a primary source of information in estimating the collectability of its accounts receivable.

Contractual Allowances and Doubtful Accounts Policy

Accounts receivable are reported at realizable value, net of estimated contractual allowances and estimated implicit price concessions (also referred to as doubtful accounts), which are estimated and recorded in the period the related revenue is recorded. The RCHI Group has a standardized approach to estimating and reviewing the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to contractual allowances and doubtful accounts. In addition, the RCHI Group regularly assesses the state of its billing operations in order to identify issues which may impact the receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Revisions to the allowances for doubtful accounts are recorded as an adjustment to revenues.

During the year ended December 31, 2023, estimated contractual allowances and implicit price concessions of $40.1 million and $5.7 million, respectively, have been recorded as reductions to the RCHI Group’s revenues and accounts receivable balances. During the year ended December 31, 2022, estimated contractual allowances and implicit price concessions of $32.2 million and $6.9 million, respectively, have been recorded as reductions to the RCHI’s revenues and accounts receivable balances. These amounts were recorded to enable the RCHI Group to record its revenues and accounts receivable at the estimated amounts it expected to collect. As required by Topic 606, after estimated implicit price concessions and contractual and related allowance adjustments to revenues of $45.8 million and $39.1 million for the years ended December 31, 2023 and 2022, respectively, the RCHI Group reported net revenues of $18.5 million and $12.9 million, respectively. The RCHI Group continues to review the provisions for implicit price concessions and contractual allowances. See Note 4.

Impairment or Disposal of Long-Lived Assets

The RCHI Group accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) ASC 360, “Property, Plant and Equipment.” Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The RCHI Group did not record asset impairment charges during the years ended December 31, 2023 and 2022.

F-9

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” the RCHI Group applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the RCHI Group considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities that RCHI has the ability to access at the measurement date.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

●	Level 3 applies to assets or liabilities for which fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including the RCHI Group’s own assumptions.

At December 31, 2023 and 2022, the carrying value of the RCHI Group’s accounts receivable, accounts payable, accrued expenses and note payable approximated their fair values due to their short-term nature. The RCHI Group had no Level 1, 2 or 3 assets or liabilities at December 31, 2023 and 2022. As of December 31, 2023 and 2022, the carrying value of the RCHI Group’s property and equipment represented their fair values.

Income Taxes

The RCHI Group was included in the combined income tax returns of RHI for the years ended December 31, 2023 and 2022 and a determination has been made by RHI’s management not to allocate any of the deferred tax assets or liabilities to the RCHI Group as of December 31, 2023 and 2022. Accordingly, the RCHI Group has not provided for income taxes in the financial statements. On June 10, 2024, RHI entered into the RCHI SEA and on September 10, 2024, RHI entered into the Amendment, as more fully discussed in Notes 1 and 11. Accordingly, the RCHI Group will begin to recognize income taxes as appropriate based upon its new ownership structure. In that event, it is expected that the RCHI Group will use the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized. When projected future taxable income is insufficient to provide for the realization of deferred tax assets, the RCHI Group will recognize a valuation allowance.

In accordance with U.S. GAAP, the RCHI Group is required to determine whether a tax position of the RCHI Group is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized could result in the RCHI Group recording a tax liability that would reduce net assets. The RCHI Group determined that it has not incurred any liability for tax benefits as of December 31, 2023 and 2022. State income taxes may also be due on any income generated subsequent the RCHI Group’s change in ownership on September 10, 2024.

F-10

Note 4 – Accounts Receivable

Accounts receivable at December 31, 2023 and 2022 consisted of the following:

	Year Ended December 31,
	2023	2022
Accounts receivable	$12,387,893	$12,967,234
Less:
Contractual allowances	(7,983,042)	(8,519,243)
Allowance for doubtful accounts	(1,464,468)	(1,386,950)
Accounts receivable, net	$2,940,383	$3,061,041

For the years ended December 31, 2023 and 2022, the RCHI Group incurred bad debt expense of $5.7 million and $6.9 million, respectively, which was recorded as a reduction of revenues.

Note 5 – Property and Equipment

Property and equipment at December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022

Leasehold improvements	$2,160	$2,160
Buildings	-	1,359,484
Furniture and equipment	5,000	5,000
Medical equipment	665,327	563,000
Computer equipment	23,000	23,000
Leased assets	189,711	189,711
	885,198	2,142,355
Less accumulated depreciation	(668,439)	(866,936)
Property and equipment, net	$216,759	$1,275,419

Property and equipment are depreciated on a straight-line basis over their respective lives. Leasehold improvement, furniture and equipment, medical equipment and computer equipment are being depreciated over lives ranging from three to ten years. Depreciation expense on property and equipment was $0.1 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively. The buildings and associated accumulated depreciation, which were transferred to a subsidiary of RHI during the year ended December 31, 2023, was being depreciated over 39 years. Management periodically reviews the valuation of property and equipment for potential impairment. Management did not recognize any impairment of these assets during the years ended December 31, 2023 and 2022.

Note 6 – Accrued Expenses

Accrued expenses at December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Accrued payroll and related liabilities	$3,668,105	$3,703,784
HHS Provider Relief Funds	-	285,572
Accrued interest	325,521	292,132
Medicare cost report settlement reserves	2,264,847	2,101,837
Other accrued expenses	925,535	874,430
Accrued expenses	$7,184,008	$7,257,755

Accrued payroll and related liabilities included approximately $3.6 million and $3.6 million for accrued past due payroll taxes and associated penalties and interest as of December 31, 2023 and 2022, respectively.

As of December 31, 2022, the Company had accrued approximately $0.3 million of HHS Provider Relief Funds. These funds were recognized as other income during the year ended December 31, 2023.

F-11

Note 7 – Note Payable

Note payable at December 31, 2023 and 2022 was $0.6 million and $0.9 million, respectively. On August 10, 2021, SCCH entered into a note payable to Western Healthcare, LLC in the aggregate principal amount of $1.6 million. The note was issued under the terms of a settlement agreement related to an agreement that SCCH had previously entered into for medical staffing services. The note bears interest at a rate of 18% per annum and payments consisting of principal and interest were due no later than August 30, 2022. On May 12, 2023, SCCH and Western Healthcare, LLC agreed to reduce the aggregate principal amount of the note in exchange for a cash payment. As a result of the reduction of the principal balance in excess of the amount paid, during the year ended December 31, 2023, the RCHI Group recorded a gain from forgiveness of debt of $50,888. The RCHI Group has not made all of the monthly installments due under the note and the note is past due. RHI is a co-borrower of the note.

Interest expense on the note payable was approximately $0.1 and $0.2 million during the years ended December 31, 2023 and 2022, respectively.

Note 8 – Related Parties and Loans from Parent

Loans from Parent

To fund its operations, the RCHI Group has historically relied on non-interest-bearing loans from Parent. The loans totaled $21.1 million and $29.1 million as of December 31, 2023 and 2022, respectively, which is net of the receivable from Myrtle at December 31, 2023 as discussed below. The loans are reflected on the Balance Sheets in the caption, “Loans from Parent.”

Myrtle Recovery Centers, Inc.

Included in net revenues was $0.2 million and $0 of revenue from Myrtle Recovery Centers, Inc. (“Myrtle”) during the years ended December 31, 2023 and 2022, respectively, related to rental of a portion of the BSF campus used for Myrtle’s operations. The RCHI Group and Myrtle were owned by RHI during the year ended December 31, 2023 and from June 8, 2022 (date of Myrtle’s inception) to December 31, 2022. Included in Loans from Parent discussed below, is $0.2 million due from Myrtle at December 31, 2023.

InnovaQor, Inc.

During the years ended December 31, 2023 and 2022, the RCHI Group contracted with InnovaQor, Inc. (“InnovaQor”) to provide ongoing health information technology-related services totaling approximately $0.4 million and $0.2 million, respectively. These costs are included in general and administrative expenses in the Statements of Operations. RHI owns preferred stock in InnovaQor and has provided working capital loans to InnovaQor.

Note 9– Commitments and Contingencies

Concentration of Credit Risk

Credit risk with respect to accounts receivable is generally lower due to the nature of the customers comprising the customer base. The RCHI Group continually monitors and evaluates its patient registration and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

The RCHI Group maintains its cash balances in high-credit-quality financial institutions. The RCHI Group expects that its cash balances may, at times in the future, exceed the deposit insurance limits provided by the Federal Deposit Insurance Corp., Inc.

Legal Matters

From time to time, the RCHI Group may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. The RCHI Group’s policy is to expense legal fees and expenses incurred in connection with legal proceedings in the period in which the expense is incurred. The RCHI Group operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the RCHI Group’s financial position or results of operations. Management, in consultation with legal counsel, has determined that there are no known material legal matters affecting the RCHI Group presently outstanding.

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Note 10 – Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Improvements to Income Tax Disclosures, which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for the RCHI Group for annual periods beginning after December 15, 2025. The RCHI Group plans to adopt ASU 2023-09 effective January 1, 2026 applying a retrospective approach to all prior periods presented in the financial statements. The RCHI Group expects the adoption of this ASU to enhance its income tax disclosures.

Other pronouncements issued by the FASB with future effective dates are either not applicable or are not expected to have a material impact on the RCHI Group’s financial position, results of operations or cash flows.

Note 11 – Subsequent Events

Lease Agreement

On June 1, 2024, SCCH entered into a lease agreement with a subsidiary of RHI under which the SCCH agreed to lease the BSF hospital campus consisting of a hospital and medical office building though May 31, 2025 with five annual options to renew for an additional year with an initial annual base rent in the amount of $780,000, subject to certain escalators.

Amended and Restated Stock Exchange Agreement with FOXO Technologies Inc.

On June 10, 2024, RHI and RCHI entered into the RCHI SEA with FOXO - see Note 1. On September 10, 2024, FOXO, RHI and RCHI entered into the Amendment pursuant to which the RCHI SEA was amended to amend the consideration to be received by RHI in exchange for all of its equity interests of RCHI from 20,000 shares of Series A Preferred Stock of FOXO to $100 and a senior note in the principal amount of $22,000,000 (subject to adjustments) (the “Note”), which are secured by all of the assets of the RCHI and SCCH under the Security and Pledge Agreement dated September 10, 2024 by, between, and among RHI, RCHI, and SCCH (the “Subsidiary Security Agreement”), with FOXO and SCCH providing a guaranty on the Note pursuant to the Guaranty Agreement dated September 10, 2024 (the “Guaranty Agreement”) and with FOXO providing a security interest in the “Collateral,” as defined in the Security and Pledge Agreement dated September 10, 2024 (the “Security Agreement”) with RHI.

The Note matures on September 10, 2026 and accrues interest on any outstanding principal amount at an interest rate of 8% per annum for the first six months increasing to 12% per annum after six months until maturity. After maturity, the default interest rate will be 20% per annum until the Note is paid in full. The Note requires principal repayments equal to 10% of the free cash flow (net cash from operations less capital expenditures) from RCHI and SCCH. Payments will be one month in arrears. The Note will be reduced by payment of 25% of any net proceeds from equity capital raised by FOXO. In addition, RHI shall have an option to exchange the principal and accrued interest of the Note into Series A Preferred Stock of FOXO subject to stockholder and NYSE American approvals.

Accounts Receivable Sales Agreements

In the first and second quarters of 2024, certain subsidiaries of RHI and the RCHI Group entered into four accounts receivable sales agreements whereby portions of the Company’s accounts receivable were sold for net proceeds of $1.1 million. The agreements require periodic payments based on the Company’s accounts receivable collections until payments of $1.8 million are made. One of the accounts receivable sales agreements is currently in default due to non-payment.

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